SCHEDULE 14A
                                 (RULE 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement     [ ]Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                          THE CHALONE WINE GROUP, LTD.
                ________________________________________________
                (Name of Registrant as Specified in Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)   Title of each class of securities to which transaction applies:
                 _______________________________________________________________

           (2)   Aggregate number of securities to which transaction applies:
                 _______________________________________________________________

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                 _______________________________________________________________

           (4)   Proposed maximum aggregate value of the transaction:
                 _______________________________________________________________

           (5)   Total fee paid:
                 _______________________________________________________________

     [ ]   Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)   Amount previously paid:
                 _______________________________________________________________

           (2)   Form, Schedule or Registration Statement No.:
                 _______________________________________________________________

           (3)   Filing Party:
                 _______________________________________________________________

           (4)   Date Filed:
                 _______________________________________________________________

                                 APRIL __, 2002

                     ======================================
                                     CHALONE
                                   WINE GROUP
                     ======================================


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                          THE CHALONE WINE GROUP, LTD.

                           TO BE HELD ON JUNE 6, 2002

TO ALL SHAREHOLDERS:

         It is with great pleasure that we invite you to the Annual Meeting of Shareholders of The Chalone Wine Group, Ltd., which will be held at 2:00 p.m., Pacific Time, on Thursday, June 6, 2002 at the Company's executive offices, 621 Airpark Road, Napa, California, for the following purposes:

         1. Election of directors for the ensuing year.

         2. Ratification of the appointment of Moss-Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         3. Approve the increase of authorized shares of common stock from 15,000,000 to 25,000,000.

         4. Consideration and action on any other matter properly brought before the meeting.

         Shareholders of record as of the close of business on April 7, 2002, the record date, are entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

         You are requested to date, complete and sign the enclosed proxy, which is solicited by the Company's Board, and to return it promptly in the envelope provided. Even if you return this proxy, and you later decide to attend the annual meeting, you may vote your shares in person by completing a ballot or proxy at the meeting.

                                        By Order of the Board of Directors,



                                        ________________________________________
                                        Christophe Salin
                                        Chairman of the Board



Napa, California
April __, 2002

   YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
   RETURN THE ENCLOSED PROXY PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME
                    BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                     ======================================
                                     CHALONE
                                   WINE GROUP
                     ======================================


         Acacia Winery Canoe Ridge Vineyard Carmenet Winery Chalone Vineyard Edna Valley Vineyard Chateau Duhart-Milon Echelon Vineyards Sagelands Winery Jade Mountain

                                 PROXY STATEMENT


                    ________________________________________

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 6, 2002
                    ________________________________________


VOTING PROCEDURES AND INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Chalone Wine Group, Ltd., a California corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders of the Company (the "Meeting"), to be held at 2:00 p.m., Pacific time, on Thursday, June 6, 2002, at the Company's executive offices, 621 Airpark Road, Napa, California 94558-6272 and any adjournments thereof (the "Meeting").

         Only holders of the Company's common stock (the "Common Stock") of record as of the close of business on April 7, 2002, the record date fixed by the Board, will be entitled to notice of, and to vote at, the Meeting. As of the record date, __________ shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share held of record by them on each proposal submitted to a vote at the Meeting except that, for the election of directors, upon request made prior to the commencement of voting, each shareholder will be accorded cumulative voting rights, under which he or she will be entitled to as many votes as equals the number of shares held, multiplied by the number of directorship positions to be filled (11), all of which may be cast for a single candidate or distributed among any or all candidates in such proportions as each shareholder sees fit. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at the address set forth above at any time before it is exercised, or (ii) voting in person at the Meeting.

________________________________________________________________________________

HOW YOU CAN VOTE

         Shareholders of record can give a proxy to be voted at the Meeting either (i)over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mail.

         The telephone and Internet voting procedures are designed to authenticate each shareholder's identity, to permit voting and to confirm that such votes are recorded accurately. Any shareholder of record who wishes to vote by telephone or the Internet should refer to the specific instructions set forth on the enclosed proxy card. Shareholders who prefer to vote by mail should return a signed proxy card to the Company before the Meeting.

         Whether voting by telephone, the Internet or by mail, shareholders may specify whether shares should be voted for all, some, or none of the nominees for director (Proxy Item No. 1); approve, disapprove, or abstain from the ratification of the Company's independent auditors (Proxy Item No. 2) and approve, disapprove, or abstain from the proposal to increase the number of authorized shares of the Company's common stock from 15,000,000 to 25,000,000 (Proxy Item No. 3).
________________________________________________________________________________

         The Company's Secretary, President and Chairman have been appointed as the persons to receive and vote the proxies at the Meeting. All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board by so marking the proxy in the space provided thereon. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the choice specified. If no choice is specified, the proxy will be voted as follows:

         Proxy Item No. 1. FOR election of management's proposed slate of directors, as set forth herein.

         Proxy Item No. 2. FOR ratification of the appointment of Moss-Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         Proxy Item No. 3. FOR approval to increase the number of authorized shares of the Company's common stock from 15,000,000 to 25,000,000.

         The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, including any proposal to adjourn the Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         An Annual Report to Shareholders on Form 10-K, containing financial statements for the nine-month transition period ended December 31, 2001, is being mailed concurrently to all shareholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April ___, 2002. All costs of this solicitation will be borne by the Company.

         The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, including broker non-votes, are counted as present for purposes of determining the presence or absence of a quorum for the Meeting.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified in such proxies. The eleven director-nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Meeting will be elected as directors.

         For all other matters being submitted to shareholders at the Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval.


                              ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)


         Management is proposing and supports re-election of all eleven of the nominees named herein, all of whom are currently members of the Company's Board.

         At the Meeting, directors will be elected to serve until the 2003 Annual Meeting or until their successors have been duly elected and qualified. Each nominee has consented to be named in this proxy statement and has consented to serve as a director if so elected and qualified. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the Board may vote to fix the number of directors at a lesser number, but not less than seven (7), or direct that the shares represented by proxies received by the Company be voted for the election of such person as the Board may recommend, in place of the unavailable nominee.

DIRECTOR-NOMINEES

         W. PHILIP WOODWARD. Age 63. Mr. Woodward is a co-founder of the Company and has been a director of the Company since 1972. He was its chairman from August 1997 to August 2001. Since then he has been its Chairman Emeritus. From 1974 to July 1998, Mr. Woodward was the Company's Chief Executive Officer. Mr. Woodward is a director of the Northern Trust Bank of California, the Wine Institute, the American Vintners' Association, the American Center for Wine, Food and the Arts, The Marin Theatre Company, The Napa Opera House, Hog Island Oyster Company and Edna Valley Vineyard. Mr. Woodward also serves as president and as a director of The Chalone Wine Foundation.

         THOMAS B. SELFRIDGE. Age 58. Mr. Selfridge joined the Company as President on January 1, 1998 and was appointed the Company's Chief Executive Officer as of July 1, 1998. He has been a director of the Company since May 1998 and is a member of the Board's Operating Committee. Mr. Selfridge also is a director of Edna Valley Vineyard. He also serves as secretary and as a director of The Chalone Wine Foundation. Before joining the Company, Mr. Selfridge was Vice President-Production of Kendall-Jackson Winery, Ltd. and prior to that, served as President of Beaulieu Vineyard.

         CRISTINA G. BANKS. Age 49. Dr. Banks has been a director of the Company since January 1999 and is a member of the Board's Audit Committee. She is a managing director and former co-owner of Terranova Consulting Group, a management-consulting firm and wholly-owned subsidiary of Manpower, Inc. Since 1985, Dr. Banks has served as a Senior Lecturer at the University of California's Walter A. Haas School of Business in Berkeley, California. Until March 1999, Dr. Banks also was a director of Whole Foods Market, Inc.

         MARK A. HOJEL. Age 33. Mr. Hojel has been a director of the Company since 1995 and is a member of the Board's Operating and Compensation Committees. Since 1996, Mr. Hojel has been President of Monte Xanic, a premium winery located in Baja California, Mexico.

         YVES-ANDRE ISTEL. Age 65. Mr. Istel has been a director of the Company since 1995. From 1993 to date, Mr. Istel has been Vice Chairman of Rothschild Inc. He is Director of Rothschild et Cie. Banque, Paris, France; Compagnie Financiere Richemont; Valeo S.A.; and Imperial Sugar.

         C. RICHARD KRAMLICH. Age 65. Mr. Kramlich has been a director of the Company since 1990 and is chairman of the Board's Compensation Committee. He was a director of Carmenet Winery, Inc. from its inception until its merger into the Company in 1984. Between 1984 and 1990, he served as an advisor to the Board. Since 1978, Mr. Kramlich has been General Partner of New Enterprise Associates, a Menlo Park-based venture capital firm. He also is a director of Juniper Networks, Silicon Graphics, Inc. and various private companies.

         GEORGE E. MYERS. Age 44. Mr. Myers has been a director of the Company since February 2002. Since 1980, Mr. Myers has served in various management positions of the Myers' family agribusiness investments and is currently President of Ojai Ranch and Investment Company, Inc. Mr. Myers also serves as a director of the Chalone Wine Foundation, Merchants National Bank, AgraQuest, Inc., Lake County Wine Grape Commission and the California Agricultural Education Foundation.

         JAMES H. NIVEN. Age 59. Mr. Niven has been a director of the Company since 1993 and is chairman of the Board's Audit Committee. Since 1995, Mr. Niven has been President of Paragon Vineyard Co., Inc., the Company's partner in the Edna Valley Vineyard Joint Venture. He also is a partner of Niven & Smith, a San Francisco law firm, and a member of the management committee of Independence Wine Company, which owns and operates the Seven Peaks Winery. Mr. Niven also is a director of The Wine Institute and serves as Treasurer and Chairman of the Institute's Research and Education committee. Mr. Niven also is a director of The Chalone Wine Foundation and several private companies.

         PHILLIP M. PLANT. Age 56. Mr. Plant has been a director of the Company since 1996 and is a member of the Board's Audit Committee. Since 1998, Mr. Plant has been a partner in the firm of Herndon Plant Oakley, Ltd. Previously, he was Senior Vice-President, of Dain Rauscher Corp. (formerly Rauscher Pierce Refsnes, Inc.). Mr. Plant also serves as an advisory director of RP & C International Ltd. and the American Bank of Corpus Christi, Texas. In addition, Mr. Plant is involved in an advisory capacity with a wide variety of charitable organizations and private companies.

         CHRISTOPHE SALIN. Age 46. Mr. Salin has been a director of the Company since 1989, chairman of the Board since August 2001. He also serves as chairman of the Board's Operating Committee and a member of the Compensation Committee. Since 1990, he has been President and a director of DBR (Lafite), which he joined in 1985. Mr. Salin also is chairman of Les Domaines Barons de Rothschild (Lafite) Distribution and of Societe de Gestion et d'Assistance Viticole. He serves as a director of Chateau Rieussec, Societe Financiere Viticole, Vina Los Vascos (Chile), Quinta do Carmo (Portugal), La Viticole de Participation, Pasternak Wine Import, Domaines d'Aussieres. Mr. Salin is also a director of The Chalone Wine Foundation and of the Comite Colbert.

         ERIC DE ROTHSCHILD. Age 60. Baron Eric de Rothschild has been a director of the Company since 1989. Since 1982, he has been a Managing Partner of DBR (Lafite). Baron de Rothschild also is chairman of Paris-Orleans, S.A., a publicly held French company which is one of DBR (Lafite)'s major shareholders; chairman of Francarep, a subsidiary of Paris-Orleans, S.A., Rothschild Asset Management. Baron de Rothschild is also the Managing Partner of Chateau Lafite-Rothschild.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE "FOR" MANAGEMENT'S NOMINEES


OTHER EXECUTIVE OFFICERS

         ROBERT B. FARVER, Vice President, Sales and Distribution. Age 44. Mr. Farver joined the Company in 1992 as the Sales Manager for the Northeast United States and has been the Company's Vice President, Sales and Distribution, since 1996. Previously, he was Director of National Sales and Marketing.

         SHAWN CONROY BLOM, Vice President, Finance and Chief Financial Officer. Age 41. Ms. Blom joined the Company in December 2000 as Vice President of Finance and Chief Financial Officer. Before joining the Company, Ms. Blom was Chief Financial Officer of Jackson Family Farms, a collection of wineries owned by Jess Jackson and his family. Prior to that time she was Controller at Cambria Winery and Sanford Winery.

         PAUL NOVAK, Vice President, Marketing. Age 49. Mr. Novak joined the Company in January 2000 as Vice President, Marketing, brining 25 years of wine industry experience. Before joining the Company, he was Director of Marketing for Jackson Family Farms.

BOARD MEETINGS AND COMPENSATION

         The Company's Board met three times during the nine-month transition period ended December 31, 2001. Each director attended at least 75% of the aggregate of those meetings, except Mr. Istel and Baron de Rothschild.

         Each director who is not an employee of the Company is paid compensation of $500 per year plus $100 for each Board meeting attended and reimbursement of extraordinary travel costs to attend meetings. Additionally, each non-employee director receives quarterly grants of options to purchase the Company's Common Stock ("Automatic Quarterly Options") and is eligible to receive additional stock options as set forth below ("Additional Options"), in each case pursuant to the Company's 1997 Stock Option Plan. Baron de Rothschild declines to take non-employee director options.

         The exercise price of the Automatic Quarterly Options is the fair market value of the Company's Common Stock as of the final day of each calendar quarter. The exercise price of the Additional Options is the fair market value of the Company's Common Stock as of the date of the grant. The number of Automatic Quarterly Options granted is equal to ten (10) shares per each 100,000 shares of the Company's Common Stock outstanding as the same date. Additional Options are granted in amounts established annually by the Board to recognize and encourage active participation by non-employee directors in the committees established by the Board for various purposes. For the nine-month transition period ended December 31, 2001, non-employee directors were eligible for additional grants as follows: to each member of the Compensation Committee, 1,500 additional shares per meeting attended; to each member of the Operating Committee, 750 additional shares per meeting attended; to each member of the Audit Committee, 750 additional shares per meeting attended; to each of the Chairman of the Board and the chairman of the Operating Committee, 10,000 additional shares; to the chairman of the Compensation Committee, 1,000 additional shares; and, to the chairman of the Audit Committee, 1,000 additional shares.

         For the nine-month transition period ended December 31, 2001, Automatic Quarterly Options covering a total of 34,296 shares were granted to and among eight of the Company's non-employee directors and 2,273 shares were granted to one of the Company's employee directors. The weighted average per-share exercise price of all Automatic Quarterly Options is $10.02.

         In May 2002, the Board expects to vote to grant Additional Options to certain non-employee directors for the nine-month transition period ended December 31, 2001. Although these Additional Options are intended to reward non-employee directors for their services rendered during the nine-month transition period ended December 31, 2001, they will be granted subsequent to the end of the year and, therefore, will be included in the directors' compensation for the 2002 year, rather than the 2001 year.

COMMITTEES

         The Board has established three standing committees to which it has delegated certain responsibilities: an Operating Committee, Audit Committee and Compensation Committee. It does not have a standing Nominating Committee. Nominees for election to the Board are selected by the Board.

         OPERATING COMMITTEE. The Operating Committee, which was formed in 1999, consists of Messrs. Salin, Hojel, and Selfridge. The Operating Committee may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, subject to the limitations prescribed by the Board, the Bylaws of the Company and California law. The Operating Committee met three times during the nine-month transition period ended December 31, 2001.

         AUDIT COMMITTEE. The Audit Committee is comprised of Dr. Banks and Messrs. Niven and Plant. Dr. Banks and Mr. Plant are each "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Niven is not independent under the NASD rule because of his interest in Paragon Vineyard Co., Inc. ("Paragon"), the Company's partner in the Edna Valley Vineyard Joint Venture. The Company and the Edna Valley Joint Venture have made and will continue to make certain significant payments to Paragon in exchange for grapes used in the Company's and Edna Valley's Joint Venture wines. The Company's transactions with Paragon are described in more detail below under the caption "Certain Relationships and Related Transactions--The Edna Valley Vineyard Joint Venture." The Company's Board has determined that, due to Mr. Niven's long-time membership in the California bar, his many years of financial management of Paragon and his prior service on the Company's Audit Committee, that Mr. Niven's service as a member of the Audit Committee was in the best interests of the Company and its shareholders.

         The Audit Committee operates in accordance with a written charter adopted by the Company's Board on May 18, 2000. Among other things, the Audit Committee Charter specifies:

     (1) the scope of the Audit Committee's responsibilities and the processes by which they will be carried out;

     (2) the Audit Committee's responsibility for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, the Audit Committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor; and

     (3) the outside auditor's ultimate accountability to the Board and the Audit Committee, as representatives of the shareholders, and the ultimate authority of the Board to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

The Audit Committee met three times during the nine-month transition period ended December 31, 2001.

         COMPENSATION COMMITTEE. The compensation committee consists of Mr. Kramlich, as chairman, and Messrs. Hojel and Salin. The Compensation Committee is authorized to exercise all of the powers and authority of the Board with respect to the hiring, performance review, formation, employment arrangements or agreements, compensation and bonuses of the Company's senior executive officers. The Compensation Committee met three times during the nine-month transition period ended December 31, 2001.

AUDIT COMMITTEE REPORT

         The Audit Committee monitors the Company's internal accounting controls and confers with the Company's independent auditors and reviews the results of their auditing engagement. The Company's Board adopted a written charter for the audit Committee on May 18, 2000. A copy of the charter was included as an exhibit to the Company's Proxy Statement filed with the Securities and Exchange Commission on July 3, 2000.

         The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with the Company's management. The Audit Committee has discussed with Moss-Adams LLP, the Company's independent auditors for the nine-month transition period, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

         The Audit Committee received from Moss-Adams LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the nine-month transition period ended December 31, 2001, and be filed with the Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The foregoing report is given by the members of the Audit Committee, namely:

                                Cristina G. Banks
                                 James H. Niven
                                Phillip M. Plant


COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

GENERAL. The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of shareholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants under the Company's 1997 Stock Option Plan (the "Plan"). These elements are designed to operate on an integrated basis and together comprise total compensation value.

The Committee reviews executive compensation in light of the Company's performance during the year. In reviewing the Company's performance during the nine-month transition period, the Committee considered a variety of factors. Although the tragic events of September 11th and the general economic downturn have negatively impacted the wine industry, the Company reported a ten- percent increase in gross profit and a thirty-seven percent increase in operating income over the same period in the prior year. While total cases decreased by eight percent compared to the same period last year, the Company decreased cost of wines sold by 15 percent. In addition, the Committee considered the continued success of the new Echelon brand, the launch of the Sagelands Winery brand and the continued progress toward the launch of a new luxury-priced red wine brand as well as the Company's ability to manage operating and capital costs during the uncertain economic environment In reviewing the Company performance, the Committee considered these factors as a whole without assigning specific weight to particular factors.

         BASE SALARY. Base salary levels for the Company's executives are determined by the Committee based on factors such as individual performance (e.g., leadership, level of responsibility, management skills, and industry activities) and Company performance (as discussed above). For 2001, base salaries for the Named Executive Officers, including that of the Chief Executive Officer, were established as above.

         ANNUAL CASH INCENTIVES. The annual cash incentive, typically paid as a bonus, is designed to provide a short-term (one-year) incentive. The Company does not adhere to any firmly established formula for the award of annual cash incentives. Rather, incentive awards are based on the achievement of corporate and individual goals for the year, including subjective factors. The Summary Compensation Table shows annual cash incentives paid to the Named Executive

Officers during the fiscal years ended March 31, 2000 and 2001 and the nine-month transition period.

         STOCK OPTIONS. Stock options are designed to provide long-term incentives and rewards tied to the price of the Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to recipients only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options or shares of stock currently held by an executive is not a factor in determining individual grants, and the Committee has not established any target level of ownership of the Common Stock by its executives. However, retention of shares by executives is encouraged. For certain of the Company's sales personnel, including Mr. Farver, there is a formula for annual cash incentives based on meeting sales, depletion, and budgetary goals including subjective factors.

         The Company does not adhere to any firmly established formula for the issuance of options. The Summary Compensation Table shows the options granted to the Named Executive Officers during the past three years. In determining the size of the grants to the Named Executive Officers, the Committee assessed relative levels of responsibility and the long-term incentive practices of other comparable companies.

         In accordance with the provisions of the Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Common Stock.

         The foregoing report is given by the members of the Committee, namely:

                               C. Richard Kramlich
                                Christophe Salin
                                  Mark A. Hojel


SHAREHOLDING INFORMATION AS TO DIRECTORS, DIRECTOR NOMINEES AND MANAGEMENT

         The following table sets forth information as of December 31, 2001 respecting the beneficial ownership of the Common Stock, the Company's only class of voting securities, by (i) all persons known by the Company to own more than five percent of the Common Stock, (ii) each director, director-nominee, and the executive officers named below under "Executive Compensation--Summary Compensation Table," and (iii) all directors and executive officers as a group.

         Except as may be noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.




BENEFICIAL OWNER(1)                   SHARES BENEFICIALLY OWNED(2)     PERCENT OF CLASS
-------------------                   ----------------------------     ----------------

Les Domaines Barons de Rothschild              5,511,103                   45.7%
(Lafite)
    33 rue de la Baume
    75008 Paris, France

The Hojel Family(3)                            2,212,880                   18.3%
    c/o Phillip Plant
    Herndon Plant Oakley, Ltd.
    One Shoreline Plaza
    Suite 2200, North Tower
    Corpus Christi, TX 78401-3700

W. Philip Woodward(4)                            381,958                    3.2%
    621 Airpark Road
    Napa, CA 94558-6272

George E. Myers(5)                               267,086                    2.2%

Thomas B. Selfridge(6)                           263,994                    2.2%

Christophe Salin(7)                              125,632                      *

Robert B. Farver(8)                               94,175                      *

C. Richard Kramlich(9)                            84,202                      *

Mark A. Hojel(10)                                 32,925                      *


__________________

1 Pursuant to Item 403(a) of Regulation S-K, addresses are provided only for beneficial owners of more than 5% of the Company's Common Stock.
2 Except as otherwise noted, all shareholding information is reported as of December 31, 2001. Shares of Common Stock subject to stock options exercisable within 60 days from December 31, 2001 are deemed outstanding for computing the percentage of the class of securities owned by the person or group holding such securities.
3 Includes the following 2,146,385 shares owned by SFI Intermediate. Ltd. and 66,495 shares owned by HC Holding Company, Ltd. SFI Intermediate Ltd. is a Texas limited partnership of which GHA 1 Holdings, Inc. is the general partner. Phyllis S. Hojel, mother of Mark A. Hojel, is the sole stockholder and director of GHA 1 Holdings, Inc. Mrs. Hojel, GHA 1 Holdings, Inc., and SFI Intermediate Ltd. share voting power and the power to dispose or direct the disposition of such shares. Excludes the personal holdings of Mark A. Hojel set forth elsewhere herein.
4 Includes 126,199 shares held by various family members as to which Mr. Woodward may have shared voting power. Includes certain shares held by trusts of which Mr. Woodward is the beneficiary, and 61,835 shares issuable on exercise of options which are vested or will vest within the next 60 days.
5 Includes 267,086 shares held by various family-controlled entities as to which Mr. Myers may have shared voting power.
6 Includes 262,500 shares issuable to Mr. Selfridge on exercise of options which are vested or will vest within the next 60 days.
7 Includes of 125,485 shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by DBR (Lafite), of which Mr. Salin is President, which holdings are set forth separately above and as to which Mr. Salin disclaims beneficial ownership.
8 Includes 40 shares held by various family members as to which Mr. Farver may have shared voting power. Includes 85,000 shares issuable to Mr. Farver on exercise of options which are vested or will vest within the next 60 days.
9 Includes 38,115 shares issuable to Mr. Kramlich on exercise of options which are vested or will vest within the next 60 days.
10 Includes 31,925 shares issuable to Mr. Hojel on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by the Hojel family as set forth above, as to which Mr. Hojel disclaims beneficial ownership.



                                       11




BENEFICIAL OWNER(1)                   SHARES BENEFICIALLY OWNED(2)     PERCENT OF CLASS
-------------------                   ----------------------------     ----------------

Phillip M. Plant(11)                              29,265                      *

James H. Niven(12)                                27,155                      *

Paul Novak(13)                                    25,000                      *

Yves-Andre Istel(14)                              20,925                      *

Cristina A. Banks(15)                             19,135                      *

Eric de Rothschild(16)                            17,790                      *

Shawn Conroy Blom(17)                             15,000                      *

All directors, director-nominees and           1,404,242                   11.6%
executive officers as a group (14
persons)


__________________


11 Includes 300 shares owned by Mr. Plant's family members as to which Mr. Plant disclaims beneficial ownership. Includes 27,715 shares issuable to Mr. Plant on the exercise of options which are vested or will vest within the next 60 days.
12 Consists of 27,155 shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes 10,000 shares held by Paragon Vineyard Co., Inc., of which Mr. Niven is President, as to which Mr. Niven disclaims beneficial ownership.
13 Includes 25,000 shares issuable to Mr. Novak on exercise of options which are vested or will vest within the next 60 days.
14 Includes 20,925 shares issuable to Mr. Istel on exercise of options which are vested or will vest  within the next 60 days.
15 Includes 19,135 shares issuable to Dr. Banks upon exercise of options which are vested or will vest within the next 60 days.
16 Consists of 17,790 shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by DBR (Lafite), of which Baron de Rothschild is Managing Partner, which holdings are set forth separately above and as to which he disclaims beneficial ownership.
17 Consists of 15,000 shares issuable to Ms. Conroy Blom on exercise of options which are vested or will vest within the next 60 days.


                             EXECUTIVE COMPENSATION


         The following table sets forth for the fiscal years ended March 31,1999, March 31, 2000 and March 31, 2001 and the nine-month transition period ended December 31, 2001, a summary of compensation awarded to, earned by, or paid to, the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as of December 31, 2001 (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

________________________________________________________________________________________________________________________
                                                        Annual Compensation                  Long-Term Compensation
________________________________________________________________________________________________________________________
                                                                                                   Securities
                                                                                Other                  Under-
                                                                               Annual  Restricted       lying
                                                                              Compen-       Stock    Options/       LTIP
     Name And Principal              Year           Salary        Bonus        sation       Award        SARs    Payouts
          Position                 ($)(1)              ($)       ($)(2)        ($)(3)         ($)      (#)(4)        ($)

Thomas B. Selfridge                  2001C        $202,838      $50,000        $6,750          --      47,500         --
Chief Executive Officer              2001F         250,000       85,000         9,000          --      37,500         --
                                     2000          210,000       75,000         5,000          --      37,500         --
                                     1999          199,500       60,000            --          --          --         --

W. Philip Woodward                   2001C        $ 59,135           --            --          --       4,828         --
Chairman Emeritus                    2001F         150,000      $20,000        $4,200          --      20,000         --
                                     2000          150,000       38,000         2,446          --      20,000         --
                                     1999          116,058       38,000         3,600          --      25,000         --

Robert B. Farver                     2001C        $109,846      $50,000        $6,750          --      25,000         --
Vice President, Sales and            2001F         135,000       83,125         9,000          --      15,000         --
Distribution                         2000          115,000       86,000        13,784          --      15,000         --
                                     1999          105,808       67,000        13,761          --      15,000         --

Shawn Conroy Blom                    2001C        $109,942      $12,000        $4,500          --      25,000         --
Chief Financial Officer              2001F          43,077        9,500        12,000          --      15,000         --
                                     2000               --           --            --          --          --         --
                                     1999               --           --            --          --          --         --

Paul K. Novak                        2001C         $95,865      $10,000        $4,500          --      25,000         --
Vice President, Marketing            2001F         110,000       22,000         6,000          --      15,000         --
                                     2000           21,154        8,000         1,250          --      10,000         --
                                     1999               --           --            --          --          --         --


(1) 2001 C refers to nine-month transition period ending December 31, 2001. 2001 F refers to the fiscal year reporting period of April 1, 2000 through March 31, 2001.

(2) Bonuses of each of the Named Executive Officers for the year ended December 31, 2001 were approved at a regular meeting of the Board on February 7, 2002 and are scheduled to be paid in July 2002.

(3) Other annual compensation includes car allowances and a sign-on bonus for the Chief Financial Officer.

(4) All options were incentive stock options, granted pursuant to the Company's 1987 and 1997 Stock Option Plans.


OPTION GRANTS IN NINE-MONTH TRANSITION PERIOD

         The following table sets forth certain information regarding options granted during the nine-month transition period ended December 31, 2001 to the Company's Named Executive Officers:




                                     Individual Grants
_________________________________________________________________________________________
                                              Percentage Of                                     Potential Realizable
                               Number Of          Total                                       Value at Assumed Annual
                               Securities      Options/SARs                                     Rates of Stock Price
                               Underlying       Granted to       Exercise                     Appreciation For Option
                              Option/SARs       Employees           or         Expiration             Term(1)
           Name                Granted(#)     In Fiscal Year    Base Price        Date              5%           10%
           ----                ----------     --------------    ----------     ----------       --------      --------

Thomas B. Selfridge(2)           37,500           36.6%           $11.25        5/17/11         $265,315      $672,360

W. Philip Woodward               20,000           19.5%           $11.25        5/17/11         $141,501      $358,592

Robert B. Farver                 15,000           14.6%           $11.25        5/17/11         $106,126      $268,944

Shawn Conroy Blom                15,000           14.6%           $11.25        5/17/11         $106,126      $268,944

Paul K. Novak                    15,000           15.0%           $11.25        5/17/11         $106,126      $268,944

__________________

(1)      Potential realizable value is calculated based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant of the option until the end of the option term (10 years).  The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise.  The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices.  Actual gains, if any, will depend on the future performance of the Company, overall market conditions and the continued employment of the executive officer during the applicable vesting period.

(2) Includes 12,500 options which were granted to Mr. Selfridge pursuant to an employment agreement dated November 10, 1997.


AGGREGATED OPTION EXERCISES IN NINE-MONTH TRANSITION PERIOD AND VALUE OF UNEXERCISED OPTIONS

         The following table sets forth information regarding each exercise of stock options during the nine-month transition period ended December 31, 2001, and the number and value of unexercised stock options held by each Named Executive Officer as of the same date. The closing price of the Common Stock on December 31, 2001 was $9.69 per share based on the NASDAQ closing price.



                                                                            Number of
                                                                            Securities
                                                                            Underlying          Value of Unexercised
                                                                           Unexercised          In-The-Money
                                                                           Options/SARs         Options/SARs
                                                         Value         at Calendar Year-End     at Calendar Year-
                                                          Net                  (#)                     End ($)
                                Shares Acquired         Realized           Exercisable/             Exercisable/
         Name                   on Exercise (#)           ($)             Unexercisable             Unexercisable
         ----                   ---------------         --------       --------------------     ---------------------

Thomas B. Selfridge                    0                                    262,500/0                $56,438/$0

W. Philip Woodward                     0                                     62,237/0                  $41/$0

Robert B. Farver                       0                                     85,000/0                $24,475/$0

Shawn Conroy Blom                      0                                     15,000/0                   $0/$0

Paul Novak                             0                                     25,000/0                 $13,150/$0



PROFIT SHARING 401(K) PLAN

         The Company's Profit Sharing 401(k) Plan (the "401(k) Plan") is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under this plan, participating employees (including the Named Executive Officers) may contribute up to 15% of their compensation, but not exceeding the maximum amount allowed under applicable tax laws. All employees of the Company with one year of service, unless covered by a collective bargaining agreement, are eligible to participate in the 401(k) Plan. The Company's Edna Valley Vineyard joint venture has a similar plan.

EMPLOYEE STOCK PURCHASE PLAN

         Under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), pursuant to Section 423 of the Code, all Company employees, with one year of service (including the Named Executive Officers) may contribute up to 10% of their compensation during each 27-month period of the Stock Purchase Plan. At the end of the period, the employee's contributions are invested in the Common Stock at 85% of the market price of said shares on the commencement or ending date of the offering period, whichever is lower. The Board plans to renew the Stock Purchase Plan beyond February 1, 2001, at its next meeting.

PERFORMANCE GRAPH

         The line graph on the following page compares the cumulative total return to holders of the Common Stock in the period from March 31, 1996 to December 31, 2001, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of six companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Brown-Forman Corporation, Constellation Brands, Inc., Robert Mondavi Corp., Golden State Vintners, Scheid Vineyards, and Willamette Valley Vineyards. The graph assumes an investment of $100.00 on March 31, 1996 in the Company and in the two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.

         The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any of the Company's existing shelf registrations or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH
                      AMONG THE CHALONE WINE GROUP, LTD.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP


            {Performance Graph Table Appears Here, Explanation Below}

The line graph compares the cumulative total return to holders of the Common Stock in the period from March 31, 1996 to December 31, 2001, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of six companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Brown-Forman Corporation, Constellation Brands, Inc., Robert Mondavi Corp., Golden State Vintners, Scheid Vineyards, and Willamette Valley Vineyards. The graph assumes an investment of $100.00 on March 31, 1996 in the Company and in the two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         THE EDNA VALLEY VINEYARD JOINT VENTURE (the "EVV Joint Venture"). Mr. Niven, a director of the Company, is the President and a substantial shareholder of Paragon Vineyard Co., Inc. ("Paragon"), the Company's partner in the EVV Joint Venture. In December 1996, the Company and Paragon entered into an agreement (the "Joint Venture Amendment") which amended and restated the terms of the EVV Joint Venture. Under the terms of the Joint Venture Amendment, the Company was obligated to make substantial payments in order to maintain its 50% ownership interest in the EVV Joint Venture and to extend its term indefinitely. Specifically, the Company previously paid Paragon $1,070,000 (the "Deposit") as a deposit toward future payments due for the foregoing purposes and the sum of $5,390,000 in four installments, the most recent of which was paid in January 2002. The Company fulfilled its option to purchase 50% of the "EDNA VALLEY" brand-name for $200,000 in January 2002. Additionally, the Company makes payments in respect of the Joint Venture Amendment and ground lease.

         Under the terms of a grape purchase agreement, Paragon sells fixed quantities of Chardonnay grapes to the Edna Valley Joint Venture at prices calculated by reference to the average prices paid for Chardonnay grapes in Napa County during the preceding year, with certain adjustments depending on the grapes' sugar content. Paragon also supplies grapes to Carmenet Winery. During 2001, the value of the grapes sold by Paragon to the Edna Valley Joint Venture and Carmenet Winery pursuant to the foregoing contracts was approximately $5,700,000.

         LES DOMAINES BARONS DE ROTHSCHILD (LAFITE). Certain directors-nominees have a relationship with DBR (Lafite). Baron de Rothschild and Mr. Salin are, respectively, a Managing Partner and President of DBR (Lafite), and Mr. Istel is a director of certain affiliates of DBR (Lafite).

         Pursuant to DBR (Lafite)'s investment in the Company, the Company receives an allocation of the wines of DBR (Lafite), including the wines of Chateau Lafite-Rothschild and Duhart-Milon. During 2001, the Company paid approximately $2,140,513 to DBR (Lafite), of which approximately $1,311,962 represents deposits for wine which will be delivered in future years (i.e., wine "futures").

         MYERS FAMILY. The Company has a grape purchase agreement, expiring as late as 2012 with respect to some varietals, with Snows Lake Vineyard at prices negotiated yearly with reference to existing market conditions. Mr. Myers is President of Ojai Ranch & Investments, which controls Snows Lake Vineyard. During the nine-month transition period, the Company paid approximately $235,372 under the grape purchase contract.

         OTHER. In the judgment of the Company, all material transactions between the Company and its directors, officers and principal shareholders, and their affiliates, have been made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.


         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding common stock of the Company to file with the Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the nine-month transition period ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except as follows: Mr. Farver filed a late Form 4 to report a November 2001 securities transaction; Mr. Selfridge filed a late Form 4 to report a November 2001 securities transaction; Mr. Plant filed a late Form 4 to report a November 2001 securities transaction; Dr. Banks filed a Form 3 to correct holdings reported on a June 1999 Form 3 and a Form 5 reporting December 1999 and September 2001 securities transactions; Mr. Kramlich filed a late Form 4 to report a June 2001 securities transaction and two late Forms 4 to report November 2001 securities transactions; Mr. Salin filed a late Form 4 to report a June 2001 securities transaction and a Form 5 reporting three December 2001 securities transactions; and Mr. Woodward filed a late Form 4 to report a April 2001 securities transaction, an amended Form 4 to report two May 2001 securities transactions, a late Form 4 to report three June 2001 securities transactions, a late Form 4 to report a November 2001 securities transaction and an amended Form 4 to correct holdings reported on a December 2001 Form 4.


                  RATIFICATION OF APPOINTMENT OF THE COMPANY'S
                              INDEPENDENT AUDITORS
                               (PROXY ITEM NO. 2)


         The Board has appointed Moss-Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 subject to ratification by the shareholders at the Meeting. Moss-Adams LLP has been the Company's independent auditors since December 2001. Representatives of Moss-Adams LLP are expected to be in attendance at the Meeting, with the opportunity to make a statement, and to be available to answer shareholders' questions.

AUDIT FEES

         Moss-Adams LLP has not billed any fees for professional services rendered for the audit of the Company's annual financial statements for the nine-month transition period ended December 31, 2001. Professional services by Moss-Adams commenced in early 2002 and the Company will be billed at that time.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Moss-Adams LLP did not render professional services relating to financial information systems design and implementation for the nine-month transition period ended December 31, 2001.

ALL OTHER FEES

         There were no other fees billed by Moss-Adams LLP, other than the services described above under "Audit Fees" for the nine-month transition period ended December 31, 2001.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
         AND APPOINTMENT OF MOSS-ADAMS LLP AS THE COMPANY'S INDEPENDENT
                                   AUDITORS.

               APPROVAL OF INCREASE TO NUMBER OF AUTHORIZED SHARES
                          OF THE COMPANY'S COMMON STOCK
                               (PROXY ITEM NO. 3)


         At its meeting held February 7, 2002, the Board of Directors voted to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock (the Company's only class of stock) from the current 15 million to 25 million shares. As a matter of governing California law, such an amendment also requires the affirmative vote of a majority of the outstanding shares.

         The present 15 million share level was set seven years ago when, at the 1995 Annual Meeting, the shareholders authorized an increase to that figure from a then-existing 10 million share authorization. At that point there were just over 8.5 million shares issued or reserved for issuance; at fiscal year-end 1995, total assets of the Company were $72.6 million and shareholders' equity, $41.4 million.

         Now, seven years later, shares issued or reserved total some 13.7 million, or, about sixty percent more than the 1995 number. At the same time, shareholders' equity has more than doubled to $91.7 million as of December 31, 2001; and total assets have increased to $182.7 million.

         In late 2001, the Company issued approximately 1.8 million shares of common stock pursuant to a rights offering in which existing shareholders of the Company were given the opportunity to subscribe to additional shares on a pro rata basis. The rights offering provided the Company with new capital to pay short-term debts and for long-term growth.

         Internally, the Company established the 1997 Stock Option Plan on the principle that employee ownership builds employee loyalty and commitment -- an assessment which, the Company believes, results over the ensuing years have richly borne out. Approximately 840,000 shares have been issued or are currently reserved for issuance on granted options, with further similar needs arising for future years.

         Overall, the Board believes it has husbanded this valuable resource of corporate stock well, and expended it prudently, to take advantage of corporate opportunities as presented, to expand and improve existing facilities, to strengthen employee relations, and, where necessary, to meet financial setbacks. Nevertheless, the Board believes that less than 1.4 million shares, or less than nine percent of total authorized capital, is an inadequate reserve with which to face the future.

         Accordingly, the Board has adopted the following resolution, which it unanimously recommends also be approved by the shareholders:

RESOLVED:

         Article THIRD of the Restated Articles of Incorporation of THE CHALONE WINE GROUP, LTD., is amended to read as follows:

                  "THIRD. The Corporation is authorized to issue only one class of stock; and the total number of shares which the Corporation is authorized to issue is Twenty-Five Million (25,000,000)."


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL TO
         AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES TO 25,000,000.


                                  OTHER MATTERS

         The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, it is the intention of the persons designated by the Board to receive and vote the proxies to vote in accordance with the recommendation of the Board. Discretionary authority for them to do so is contained in the proxy.


                              FINANCIAL STATEMENTS

         Shareholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Transition Report on Form 10-K, which was previously filed with the Securities and Exchange Commission and is being furnished to shareholders concurrently with this proxy statement.


                            SUBMISSION OF SHAREHOLDER
                        PROPOSALS FOR 2003 ANNUAL MEETING

         Any proposal which a shareholder wishes to have presented at the 2003 Annual Meeting and included in the Company's proxy statement for that meeting must be received by the Company, at its principal executive office, 621 Airpark Road, Napa, California 94558-6272, no later than March 31, 2003. Proposals should be addressed to the attention of the Chief Financial Officer of the Company. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that any shareholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

         The Bylaws of the Company provide that in order for a shareholder to bring business before or propose director nominations at an annual meeting of shareholders, the shareholder must provide advance notice of such proposal or nomination. Specifically, the shareholder must give written notice to the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than seventy (70) days' prior notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.



                                             By Order of the Board of Directors,


                                             ___________________________________
                                             Christophe Salin
                                             Chairman of the Board
Napa, California

                                   APPENDIX A

           VOTE VIA TELEPHONE OR THE INTERNET -- IT'S QUICK, EASY AND
                                    IMMEDIATE


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. PLEASE NOTE THAT ALL VOTES CAST VIA THE TELEPHONE OR THE INTERNET MUST BE CAST PRIOR TO 5 P.M., JUNE 5, 2002. If you wish to change your address or notify the Company that you plan to attend the meeting, please mark the boxes below and return your proxy by mail.

TELEPHONE VOTING

o  There is NO CHARGE for this call.
o On a Touch Tone Telephone call TOLL FREE 1-877-779-8683 twenty-four hours per day - 7 days a week.
o You will be asked to enter the Control Number which is located above your name and address below.
________________________________________________________________________________

OPTION #1: If you wish to vote as the Board of Directors RECOMMENDS, PRESS 1
________________________________________________________________________________
              Your vote will be confirmed and cast as you directed.
                                   END OF CALL
________________________________________________________________________________
OPTION # 2: If you choose to vote on each proposal separately, PRESS 2
________________________________________________________________________________
                        You will hear these instructions:

Proposal 1:      To vote as the Board of Directors RECOMMENDS,  PRESS 1; to vote
                 AGAINST, PRESS 2; to ABSTAIN, PRESS 3

Proposal 2:      To vote as the Board of Directors RECOMMENDS,  PRESS 1; to vote
                 AGAINST, PRESS 2; to ABSTAIN, PRESS 3

Proposal 3:      To vote as the Board of Directors RECOMMENDS,  PRESS 1; to vote
                 AGAINST, PRESS 2; to ABSTAIN, PRESS 3

              Your vote will be confirmed and cast as you directed.
                                   END OF CALL

INTERNET VOTING

Log on to the Company's transfer agent's Internet voting site at
http://www.eproxyvote.com and follow the instructions on your screen.
________________________________________________________________________________
        If you vote via telephone or the Internet, it is not necessary to return your proxy by mail. THANK YOU FOR VOTING.
________________________________________________________________________________
                                   DETACH HERE

                     ======================================
                                     CHALONE
                                   WINE GROUP
                     ======================================



                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

Dear Shareholder:

Regardless of whether you plan to attend the 2002 Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy card in the enclosed envelope or by voting via telephone or the Internet. Instructions are on the reverse side of this card.

                                                                 Thank you,

                                              Investor Relations Department


                                      PROXY

                          THE CHALONE WINE GROUP, LTD.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              for the Annual Meeting of Shareholders, June 6, 2002

The undersigned, shareholders(s) of The Chalone Wine Group, Ltd. do(es) hereby appoint the Corporation's Secretary, President and Chairman, and each of them, proxies, each with full power of substitution, for and in the name and stead of the undersigned at the Annual Meeting of Shareholders of The Chalone Wine Group, Ltd., to be held on June 6, 2002, and at any and all postponements or adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF MANAGEMENT'S DIRECTOR-NOMINEES AND "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND "FOR" APPROVAL OF THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.


                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE


[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

CHALONE WINE GROUP, LTD.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI   02940


VOTE BY TELEPHONE                        VOTE BY INTERNET
_____________________________________    _____________________________________

It's fast, convenient, and immediate!    It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone     is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

_____________________________________    _____________________________________
Follow these four easy steps:            Follow these four easy steps:

1. Read the accompanying Proxy State-    1. Read the accompanying Proxy State
   ment and Proxy Card.                     ment and Proxy Card.

2. Call the toll-free number             2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683)          http://www.eproxyvote.com/chln

3. Enter your Voter Control Number       3. Enter your Voter Control Number
   located on your Proxy Card above         located on your Proxy Card above
   your name.                               above your name.

4. Follow the recorded instructions.     4. Follow the instructions provided.
_____________________________________    _____________________________________

YOUR VOTE IS IMPORTANT!                  YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!             Go to http://www.eproxyvote.com/chln
                                         anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                  DETACH HERE


[X] Please mark votes as in this example



1.  ELECTION OF DIRECTORS

    NOMINEES:(01) Cristina Banks, (02) Mark A. Hojel, (03) Yves-Andre Istel,
    (04) C. Richard Kramlich, (05) George E. Myers, (06) James H. Niven, (07) Phillip M. Plant, (08) Eric de Rothschild , (09) Christophe Salin , (10) Thomas B. Selfridge, (11) W. Philip Woodward,

            [ ] FOR ALL NOMINEES          [ ] WITHHELD FROM ALL NOMINEES

    [ ]______________________________________________________________________
    If you wish to withhold authority to vote for any individual nominee(s), write such nominee(s) name on the lines above.

                                                FOR         AGAINST     ABSTAIN
2.  Proposal to ratify the appointment of       [ ]           [ ]         [ ]
    Moss-Adams LLP as the Company's
    independent certified public accountants for the year ending December 31, 2002.

                                                FOR         AGAINST     ABSTAIN
3.  Proposal to amend the Company's             [ ]           [ ]         [ ]
    Articles of Incorporation to increase the number of authorized shares from
    15,000,000 to 25,000,000 shares.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both shareholders should sign.)


_____________________  _______________    ____________________  ________________
    Signature              Date                 Signature            Date